UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2005
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4551 Cox Road, Suite 300 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 16, 2005, the Registrant issued a press release reporting its financial results for the period ended September 30, 2005. A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 2.02.

Item 8.01 Other Events.

On November 15, 2005, the Company’s Board of Directors authorized the redemption by the Company of up to 25% of the 5,628,737 outstanding shares of the Company’s Series D Preferred Stock. The redemption will be made pursuant to the terms of the designation for the preferred shares contained in the Company’s Articles of Incorporation. Following formal notice of redemption, the Company will pay the initial issue price of $10 per preferred share that is redeemed, plus any prorated dividends to date. There are currently no dividends in arrears on the Series D Preferred Stock. The Company expects to complete the redemption of the 25% of outstanding preferred shares in the first quarter of 2006.

The Company’s Board of Directors also authorized a stock repurchase plan under which the Company may repurchase up to one million shares of its common stock. Subject to applicable securities laws, such repurchases will be made at times and in amounts as the Company deems appropriate and may be suspended or discontinued at any time. The Company expects that the funding for the plan will come from available corporate funds. Under the terms of the designation for the Series D Preferred Stock, the Company must have paid or set aside sufficient funds for dividends on the preferred shares for the current dividend period prior to the repurchase of common stock at any time. The preferred stock designation also restricts the Company from redeeming any common shares without the approval of preferred shareholders until its total shareholders’ equity is at least 300% of the aggregate issue price of any outstanding preferred stock. Based on that restriction, the Company may not repurchase its common shares at the present time. However, after the completion of the preferred stock redemption discussed above, the Company expects to meet the shareholders’ equity requirement and will be permitted to repurchase its common shares without the approval of the preferred shareholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished pursuant to Item 2.02 above.

Exhibit No. Description
99.1 Press Release dated November 16, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	November 16, 2005	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Principal Executive Officer

Exhibit Index

Exhibit No. Description

99.1 Press Release dated November 16, 2005